Hudson Pacific Properties, Inc.
Press Release

Hudson Pacific Properties Reports
Third Quarter 2025 Financial Results
– 1.7 Million Sq Ft Leased Year-to-Date Including Over 500,000 Sq Ft in 3Q –
– Positive Office Absorption in 3Q –
– 100,000 Sq Ft AI Company Lease Highlights Bay Area Momentum –
– $1.0 Billion of Liquidity at Quarter End –
– 30% Improvement in 3Q G&A Over Last Year –
– Provides 4Q FFO Outlook and Updates Full-Year Assumptions –
____________
LOS ANGELES (November 5, 2025)—Hudson Pacific Properties, Inc. (NYSE: HPP) (the "Company," "Hudson Pacific," or "HPP"), a unique provider of end-to-end real estate solutions for dynamic tech and media tenants, today announced financial results for the third quarter 2025.

Victor Coleman, Hudson Pacific's CEO and Chairman, commented, "We delivered another quarter of strong operational execution, highlighted by over 500,000 square feet of office leasing and our best year-to-date leasing performance since 2019. We also achieved positive absorption within our office portfolio during the quarter, marking a clear inflection point. The momentum is building across our West Coast markets, driven by AI and technology companies and 80% of our leasing activity was in the San Francisco Bay Area.

"Our strategic positioning in the epicenters of innovation is resulting in unprecedented demand from exactly the tenant types our portfolio was designed to attract. Our 2.2 million square foot leasing pipeline, combined with the lowest lease expiration profile we've had in four years, positions us to further capitalize on this recovery with offensive new leasing. On the studio side, our cost-savings initiatives led NOI to approach breakeven while California's expanded tax credit program shows early promise with 74 new projects allocated credits since July.

"From a capital structure perspective, we've significantly strengthened our balance sheet with $1 billion of liquidity, 100% of our debt fixed or capped, and no maturities until the second half of 2026. This financial flexibility, combined with our operational momentum and favorable market positioning, gives us confidence that Hudson Pacific is uniquely poised to deliver exceptional value as the West Coast office and studio recovery accelerates."

Financial Results Compared to Third Quarter 2024
•Total revenue of $186.6 million compared to $200.4 million, primarily due to asset sales and lower office occupancy
•General and administrative expenses improved 30% to $13.7 million compared to $19.5 million
•Note that all per-share metrics reflect the share count increase following the Company's second quarter common equity offering (457.1 million weighted average diluted shares compared to 145.6 million)
•Net loss attributable to common stockholders of $136.5 million, or $0.30 per diluted share, compared to net loss of $97.9 million, or $0.69 per diluted share, mostly attributable to a loss on the deconsolidation of Sunset Glenoaks
•FFO, excluding specified items, of $16.7 million, or $0.04 per diluted share, compared to $14.3 million, or $0.10 per diluted share, mostly due to general and administrative and interest expense savings, and higher studio NOI, all modestly offset by lower NOI. Specified items in the third quarter

Hudson Pacific Properties, Inc.
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totaled $2.0 million, or $0.00 per diluted share, and primarily consisted of one-time expenses associated with cost-savings initiatives and financing activities, compared to specified items totaling $7.5 million, or $0.02 per diluted share
•FFO of $14.6 million, or $0.03 per diluted share, compared to $6.8 million, or $0.05 per diluted share
•AFFO of $12.3 million, or $0.03 per diluted share, compared to $15.8 million, or $0.11 per diluted share, mostly due to lower GAAP non-cash revenue, partially offset by the items affecting FFO as well as lower recurring capital expenditures
•Same-store cash NOI of $89.3 million, compared to $100.0 million, primarily due to lower office occupancy
Leasing
•Executed 75 new and renewal leases totaling 515,450 square feet, including a 106,000-square-foot new lease with an AI company at Page Mill Center in Palo Alto
•GAAP and cash rents on new leases signed were 6.3% and 10.0% lower, respectively, compared to prior levels, primarily attributable to several small leases signed in Palo Alto rolling from peak market rents to still healthy rents of approximately $80 per square foot NNN
•In-service office portfolio ended the quarter at 75.9% occupied and 76.5% leased, up sequentially from 75.1% occupied and 76.2% leased in the second quarter this year
•In-service studio portfolio and stages were 64.6% and 65.8% leased, respectively, over the trailing 12 months, up sequentially from 63.0% and 63.6% for the same metrics in the second quarter this year
Transactions
•Acquired partner’s 45% ownership interest in Hill7 office property in Seattle, in consideration for which the Company assumed the partner’s $45.5 million share of the joint venture’s debt and received $1.4 million of cash on hand
Development
•Received entitlements to redevelop the Company's 10900-10950 Washington office property into a mixed-use project with 508 residential units and 14,000 square feet of ground floor retail
Balance Sheet as of September 30, 2025
•Completed $285 million refinancing of 1918 Eighth office property in Seattle, with proceeds used, together with cash on hand, to repay the Company's 55% share of the prior $314.3 million loan
•Amended and extended the Company's unsecured revolving credit facility, increasing borrowings to $795 million maturing year-end 2026, and thereafter providing access to $462 million of borrowings maturing year-end 2029 including extensions
•$1.0 billion of total liquidity comprised of $190.4 million of unrestricted cash and cash equivalents and $795.3 million of undrawn capacity under the unsecured revolving credit facility
•$62.3 million, or $15.9 million at HPP's share, of undrawn capacity under the construction loan secured by Sunset Pier 94 Studios
•HPP's share of net debt to HPP's share of undepreciated book value was 32.2%, with 100.0% of debt fixed or capped with a weighted average interest rate of 5.0% and no debt maturities until third quarter 2026
Dividend
•The Company's Board of Directors declared and paid a dividend on its 4.750% Series C cumulative preferred stock of $0.296875 per share

Hudson Pacific Properties, Inc.
Press Release

2025 Outlook
Hudson Pacific is providing an FFO outlook for the fourth quarter of $0.01 to $0.05 per diluted share along with updated full-year assumptions (see table below). There are no specified items in connection with this outlook. Fourth quarter FFO outlook assumes fully diluted weighted average common stock/units of 457.1 million.

This outlook reflects management’s view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels and the earnings impact of events referenced in this press release and in earlier announcements. This outlook otherwise excludes any impact from new acquisitions, dispositions, debt financings, amendments or repayments, recapitalizations, capital markets activity or similar matters. There can be no assurance that actual results will not differ materially from these estimates.

Below are some of the assumptions the Company used in providing this outlook:

Unaudited, in thousands, except share data

	Full Year 2025
	Assumptions
Metric	Low	High
Growth in same-store property cash NOI(1)(2)	(12.50)%	(11.50)%
GAAP non-cash revenue (straight-line rent and above/below-market rents)(3)	$3,000	$8,000
GAAP non-cash expense (straight-line rent expense and above/below-market ground rent)	$(6,500)	$(8,500)
General and administrative expenses(4)	$(57,500)	$(63,500)
Interest expense(5)(6)	$(166,000)	$(176,000)
Non-real estate depreciation and amortization	$(34,000)	$(36,000)
FFO from unconsolidated joint ventures(6)	$(1,500)	$500
FFO attributable to non-controlling interests(6)	$(15,000)	$(19,000)
FFO attributable to preferred units/shares	$(21,000)	$(21,000)
Weighted average common stock/units outstanding—diluted(7)	319,000,000	321,000,000
(1)Same-store for the full year 2025 is defined as the 39 office properties and three studio properties, as applicable, owned and included in the Company's stabilized portfolio as of January 1, 2024, and anticipated to still be owned and included in the stabilized portfolio through December 31, 2025.
(2)Please see non-GAAP information below for definition of cash NOI.
(3)Includes non-cash straight-line rent associated with the studio and office properties.
(4)Includes share/unit-based compensation expense, which the Company estimates at $16,000 in 2025. General and administrative expenses and the share/unit-based compensation exclude the impact of the one-time voluntary cancellation of non-cash compensation agreements of $14,280.
(5)Includes non-cash interest expense, which the Company estimates at $8,500 in 2025. Interest expense excludes the one-time expenses associated with early repayment of indebtedness of $5,185.
(6)The deconsolidation of Sunset Glenoaks Studios resulted in lower interest expense, lower FFO from unconsolidated joint ventures, and higher FFO attributable to non-controlling interest.
(7)Diluted shares represent ownership in the Company through shares of common stock, OP Units and other convertible or exchangeable instruments. The weighted average fully diluted common stock/units outstanding for 2025 includes an estimate for the dilution impact of stock grants to the Company's executives under its long-term incentive programs. This estimate is based on the projected award potential of such programs as of the end of the most recently completed quarter, as calculated in accordance with the ASC 260, Earnings Per Share.

The Company does not provide a reconciliation for non-GAAP estimates on a forward-looking basis, where it is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing and/or amount of various items that would impact net income attributable to common stockholders per diluted share, which is the most directly comparable forward-looking GAAP financial measure. This includes, for example, acquisition costs and other non-core items that have not yet occurred, are out of the Company's control and/or cannot be reasonably predicted. For the same reasons, the Company is unable to address the probable significance of the unavailable information. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures.

Hudson Pacific Properties, Inc.
Press Release

Supplemental Information
Supplemental financial information regarding Hudson Pacific's third quarter 2025 results may be found on the Investors section of the Company's website at HudsonPacificProperties.com. This supplemental information provides additional detail on items such as property occupancy, financial performance by property and debt maturity schedules.
Conference Call
The Company will hold a conference call to discuss third quarter 2025 financial results at 9:00 a.m. PT / 12:00 p.m. ET on November 5, 2025. The conference call will be available via live audio webcast on the Investors section of the Company's website at HudsonPacificProperties.com. A replay of the audio webcast will also be available following the call.
About Hudson Pacific Properties
Hudson Pacific Properties (NYSE: HPP) is a real estate investment trust serving dynamic tech and media tenants in global epicenters for these synergistic, converging and secular growth industries. Hudson Pacific’s unique and high-barrier tech and media focus leverages a full-service, end-to-end value creation platform forged through deep strategic relationships and niche expertise across identifying, acquiring, transforming and developing properties into world-class amenitized, collaborative and sustainable office and studio space. For more information visit HudsonPacificProperties.com.
Forward-Looking Statements
This press release may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as "may," "will," "should," "expects," "intends," "plans," "anticipates," "believes," "estimates," "predicts," or "potential" or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events, or trends and that do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond the Company's control, which may cause actual results to differ significantly from those expressed in any forward-looking statement. All forward-looking statements reflect the Company's good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause the Company's future results to differ materially from any forward-looking statements, see the section entitled "Risk Factors" in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission, or SEC, and other risks described in documents subsequently filed by the Company from time to time with the SEC.
Investor Contact
Laura Campbell
Executive Vice President, Investor Relations & Marketing
(310) 622-1702
lcampbell@hudsonppi.com

Hudson Pacific Properties, Inc.
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Media Contact
Laura Murray
Vice President, Communications
(310) 622-1781
lmurray@hudsonppi.com

(FINANCIAL TABLES FOLLOW)

Hudson Pacific Properties, Inc.
Press Release

Consolidated Balance Sheets
In thousands, except share data

	9/30/25	12/31/24
	(Unaudited)
ASSETS
Investment in real estate, at cost	$7,963,399	$8,233,286
Accumulated depreciation and amortization	(1,927,794)	(1,791,108)
Investment in real estate, net	6,035,605	6,442,178
Non-real estate property, plant and equipment, net	131,640	127,067
Cash and cash equivalents	190,436	63,256
Restricted cash	24,011	35,921
Accounts receivable, net	14,080	14,505
Straight-line rent receivables, net	204,880	199,748
Deferred leasing costs and intangible assets, net	361,610	327,514
Operating lease right-of-use assets	338,368	370,826
Prepaid expenses and other assets, net	95,278	90,114
Investment in unconsolidated real estate entities	243,353	221,468
Goodwill	156,529	156,529
Assets associated with real estate held for sale	—	83,113
TOTAL ASSETS	$7,795,790	$8,132,239

LIABILITIES AND EQUITY
Liabilities
Unsecured and secured debt, net	$3,555,108	$4,176,844
Joint venture partner debt	66,136	66,136
Accounts payable, accrued liabilities and other	243,821	193,861
Operating lease liabilities	350,736	380,004
Intangible liabilities, net	18,777	21,838
Security deposits, prepaid rent and other	75,813	84,708
Liabilities associated with real estate held for sale	—	31,117
Total liabilities	4,310,391	4,954,508

Redeemable preferred units of the operating partnership	2,795	9,815
Redeemable non-controlling interest in consolidated real estate entities	49,266	49,279

Equity
HPP stockholders' equity:
4.750% Series C cumulative redeemable preferred stock, $0.01 par value, $25.00 per share liquidation preference, 18,400,000 authorized; 17,000,000 shares outstanding at 9/30/25 and 12/31/24	425,000	425,000
Common stock, $0.01 par value, 722,400,000 authorized and 379,433,295 shares outstanding at 9/30/25; 481,600,000 authorized and 141,279,102 shares outstanding at 12/31/24	3,781	1,403
Additional paid-in capital	2,822,616	2,437,484
Accumulated other comprehensive loss	(3,261)	(8,417)
Total HPP stockholders' equity	3,248,136	2,855,470
Non-controlling interest—members in consolidated real estate entities	73,700	169,452
Non-controlling interest—units in the operating partnership	111,502	93,715
Total equity	3,433,338	3,118,637
TOTAL LIABILITIES AND EQUITY	$7,795,790	$8,132,239

Hudson Pacific Properties, Inc.
Press Release

Consolidated Statements of Operations
Unaudited, in thousands, except per share data

	Three Months Ended		Nine Months Ended
	9/30/25	9/30/24	9/30/25	9/30/24
REVENUES
Office
Rental revenues	$148,290	$162,908	$457,216	$506,931
Service and other revenues	6,289	4,034	18,407	11,125
Total office revenues	154,579	166,942	475,623	518,056
Studio
Rental revenues	13,567	13,720	41,108	41,761
Service and other revenues	18,471	19,731	58,347	72,599
Total studio revenues	32,038	33,451	99,455	114,360
Total revenues	186,617	200,393	575,078	632,416
OPERATING EXPENSES
Office operating expenses	71,577	79,502	215,355	227,753
Studio operating expenses	32,382	35,339	109,915	110,400
General and administrative	13,709	19,544	59,968	59,959
Depreciation and amortization	94,085	86,672	281,921	265,324
Total operating expenses	211,753	221,057	667,159	663,436
OTHER EXPENSES
Loss from unconsolidated real estate entities	(744)	(3,219)	(2,203)	(6,443)
Fee income	1,082	1,437	3,917	3,933
Interest expense	(41,726)	(45,005)	(133,368)	(133,253)
Interest income	2,212	542	4,770	1,975
Management services reimbursement income—unconsolidated real estate entities	1,084	989	3,182	3,187
Management services expense—unconsolidated real estate entities	(1,084)	(989)	(3,182)	(3,187)
Transaction-related expenses	(139)	(269)	(590)	(2,306)
Unrealized loss on non-real estate investments	(2,098)	(1,081)	(2,335)	(3,024)
Gain on sale of real estate, net	—	—	10,007
Impairment loss	—	(36,543)	(18,476)	(36,543)
Loss on deconsolidation of real estate entity	(77,907)	—	(77,907)	—
Loss on extinguishment of debt	(207)	—	(3,702)	—
Other income (expense)	601	(28)	516	1,449
Total other expenses	(118,926)	(84,166)	(219,371)	(174,212)
Loss before income tax provision	(144,062)	(104,830)	(311,452)	(205,232)
Income tax provision	(24)	(2,183)	(672)	(2,693)
Net loss	(144,086)	(107,013)	(312,124)	(207,925)
Net income attributable to Series A preferred units	(53)	(153)	(320)	(459)
Net income attributable to Series C preferred shares	(5,047)	(5,047)	(15,141)	(15,141)
Net income attributable to participating securities	—	—	—	(409)
Net loss attributable to non-controlling interest in consolidated real estate entities	9,966	10,777	24,108	18,697
Net loss attributable to redeemable non-controlling interest in consolidated real estate entities	974	968	2,771	3,086
Net loss attributable to common units in the operating partnership	1,779	2,550	6,382	5,004
NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(136,467)	$(97,918)	$(294,324)	$(197,147)

BASIC AND DILUTED PER SHARE AMOUNTS
Net loss attributable to common stockholders—basic	$(0.30)	$(0.69)	$(1.11)	$(1.40)
Net loss attributable to common stockholders—diluted	$(0.30)	$(0.69)	$(1.11)	$(1.40)
Weighted average shares of common stock outstanding—basic	451,031	141,232	266,162	141,179
Weighted average shares of common stock outstanding—diluted	451,031	141,232	266,162	141,179

Hudson Pacific Properties, Inc.
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Funds from Operations(1)
Unaudited, in thousands, except per share data

	Three Months Ended		Nine Months Ended
	9/30/25	9/30/24	9/30/25	9/30/24
RECONCILIATION OF NET LOSS TO FUNDS FROM OPERATIONS (“FFO”)(1):
Net loss	$(144,086)	$(107,013)	$(312,124)	$(207,925)
Adjustments:
Depreciation and amortization—consolidated	94,085	86,672	281,921	265,324
Depreciation and amortization—non-real estate assets	(8,919)	(8,031)	(27,353)	(24,223)
Depreciation and amortization—HPP's share from unconsolidated real estate entities(2)	1,250	1,231	3,408	4,388
Gain on sale of real estate, net	—	—	(10,007)	—
Loss on deconsolidation of real estate entity	77,907	—	77,907	—
Impairment loss—real estate assets	—	36,543	18,476	36,543
Unrealized loss on non-real estate investments	2,098	1,081	2,335	3,024
FFO attributable to non-controlling interests	(2,611)	1,508	(12,616)	(9,601)
FFO attributable to preferred shares and units	(5,100)	(5,200)	(15,461)	(15,600)
FFO to common stock/unit holders	14,624	6,791	6,486	51,930
Specified items impacting FFO:
Transaction-related expenses	139	269	590	2,306
One-time employee separation costs (cost-savings initiatives)	1,163	—	1,163	—
One-time termination of Quixote leases (cost-savings initiatives)	622	—	7,109	—
One-time expenses associated with early repayment of debt—HPP’s share	114	—	5,185	—
Forfeiture of non-cash compensation agreements	—	—	14,280	—
Write-off of transportation assets (cost-savings initiatives)	—	—	626	—
One-time termination of Quixote non-compete agreement (cost-savings initiatives)	—	—	1,402	—
Non-cash revaluation associated with a loan swap (unqualified for hedge accounting)	—	2,219	682	3,529
Non-cash deferred tax asset write-off—HPP’s share	—	1,170	—	1,170
One-time straight-line rent reserve—HPP’s share	—	3,871	—	3,871
FFO (excluding specified items) to common stock/unit holders	$16,662	$14,320	$37,523	$62,806

Weighted average common stock/units outstanding—diluted	457,085	145,640	271,997	145,564
FFO per common stock/unit—diluted	$0.03	$0.05	$0.02	$0.36
FFO (excluding specified items) per common stock/unit—diluted	$0.04	$0.10	$0.14	$0.43
(1)    We calculate Funds from Operations ("FFO") in accordance with the White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts. The White Paper defines FFO as net income or loss calculated in accordance with generally accepted accounting principles in the United States (“GAAP”), excluding gains and losses from sales of depreciable real estate and impairment write-downs associated with depreciable real estate, plus the HPP’s share of real estate-related depreciation and amortization, excluding amortization of deferred financing costs and depreciation of non-real estate assets. The calculation of FFO includes the HPP’s share of amortization of deferred revenue related to tenant-funded tenant improvements and excludes the depreciation of the related tenant improvement assets.

FFO is a non-GAAP financial measure we believe is a useful supplemental measure of our operating performance. The exclusion from FFO of gains and losses from the sale of operating real estate assets allows investors and analysts to readily identify the operating results of the assets that form the core of our activity and assists in comparing those operating results between periods. Also, because FFO is generally recognized as the industry standard for reporting the operations of REITs, it facilitates comparisons of operating performance to other REITs. However, other REITs may use different methodologies to calculate FFO, and accordingly, our FFO may not be comparable to all other REITs.

Implicit in historical cost accounting for real estate assets in accordance with GAAP is the assumption that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies using historical cost accounting alone to be insufficient. Because FFO excludes depreciation and amortization of real estate assets, we believe that FFO along with the required GAAP presentations provides a more complete measurement of our performance relative to our competitors and a more appropriate basis on which to make decisions involving operating, financing and investing activities than the required GAAP presentations alone would provide. We use FFO per share to calculate annual cash bonuses for certain employees.

However, FFO should not be viewed as an alternative measure of our operating performance because it does not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, which

Hudson Pacific Properties, Inc.
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are significant economic costs and could materially impact our results from operations.

(2)    HPP's share is a Non-GAAP financial measure calculated as the measure on a consolidated basis, in accordance with GAAP, plus our Operating Partnership’s share of the measure from our unconsolidated joint ventures (calculated based upon the Operating Partnership’s percentage ownership interest), minus our partners’ share of the measure from our consolidated joint ventures (calculated based upon the partners’ percentage ownership interests). We believe that presenting HPP’s share of these measures provides useful information to investors regarding the Company’s financial condition and/or results of operations because we have several significant joint ventures, and in some cases, we exercise significant influence over, but do not control, the joint venture. In such instances, GAAP requires us to account for the joint venture entity using the equity method of accounting, which we do not consolidate for financial reporting purposes. In other cases, GAAP requires us to consolidate the venture even though our partner(s) own(s) a significant percentage interest.

Hudson Pacific Properties, Inc.
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Adjusted Funds from Operations(1)
Unaudited, in thousands, except per share data

	Three Months Ended		Nine Months Ended
	9/30/25	9/30/24	9/30/25	9/30/24
FFO (excluding specified items)	$16,662	$14,320	$37,523	$62,806
Adjustments:
GAAP non-cash revenue (straight-line rent and above/below-market rents)	(270)	6,147	(4,645)	8,047
GAAP non-cash expense (straight-line rent expense and above/below-market ground rent)	1,289	1,695	4,781	4,999
Non-real estate depreciation and amortization	8,919	8,031	25,325	24,223
Non-cash interest expense	2,556	1,599	11,730	5,209
Share/unit-based compensation expense	3,553	5,926	12,252	19,347
Recurring capital expenditures, tenant improvements and lease commissions	(20,383)	(21,962)	(78,998)	(56,350)
AFFO	$12,326	$15,756	$7,968	$68,281

Weighted average common stock/units outstanding—diluted	457,085	145,640	271,997	145,564
AFFO per common stock/unit—diluted	$0.03	$0.11	$0.03	$0.47

(1)    Adjusted Funds from Operations ("AFFO") is a non-GAAP financial measure we believe is a useful supplemental measure of our performance. We compute AFFO by adding to FFO (excluding specified items) HPP's share of non-cash compensation expense and amortization of deferred financing costs, and subtracting recurring capital expenditures related to HPP's share of tenant improvements and leasing commissions (excluding pre-existing obligations on contributed or acquired properties funded with amounts received in settlement of prorations), and eliminating the net effect of HPP’s share of straight-line rents, amortization of lease buy-out costs, amortization of above- and below-market lease intangible assets and liabilities, amortization of above- and below-market ground lease intangible assets and liabilities and amortization of loan discounts/premiums. AFFO is not intended to represent cash flow for the period. We believe that AFFO provides useful information to the investment community about our financial position as compared to other REITs since AFFO is a widely reported measure used by other REITs. However, other REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not be comparable to other REITs.

Hudson Pacific Properties, Inc.
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Net Operating Income(1)
Unaudited, in thousands

	Three Months Ended
	9/30/25	9/30/24
RECONCILIATION OF NET LOSS TO NET OPERATING INCOME (“NOI”) AND SAME-STORE CASH NET OPERATING INCOME ("NOI")
Net loss	$(144,086)	$(107,013)
Adjustments:
Loss from unconsolidated real estate entities	744	3,219
Fee income	(1,082)	(1,437)
Interest expense	41,726	45,005
Interest income	(2,212)	(542)
Management services reimbursement income—unconsolidated real estate entities	(1,084)	(989)
Management services expense—unconsolidated real estate entities	1,084	989
Transaction-related expenses	139	269
Unrealized loss on non-real estate investments	2,098	1,081
Impairment loss	—	36,543
Loss on deconsolidation of real estate entity	77,907	—
Loss on extinguishment of debt	207	—
Other (income) expense	(601)	28
Income tax provision	24	2,183
General and administrative	13,709	19,544
Depreciation and amortization	94,085	86,672
NOI	$82,658	$85,552
Straight-line rent, net	217	11,860
Share/unit-based compensation expense	249	66
Amortization of above/below-market leases, net	(1,012)	(1,195)
Amortization of lease incentive costs	1,838	519
Amortization of above/below-market ground leases, net	651	661
Cash NOI	84,601	97,463
Less: Non-same-store cash NOI	(4,699)	(2,489)
Same-store cash NOI	$89,300	$99,952
NOI Detail
Same-store office cash revenues	154,008	168,671
Straight-line rent	1,313	(10,324)
Amortization of above/below-market leases, net	1,012	1,058
Amortization of lease incentive costs	(1,829)	(418)
Same-store office revenues	154,504	158,987
Same-store studios cash revenues	15,390	14,959
Straight-line rent	(444)	(181)
Amortization of lease incentive costs	(9)	(9)
Same-store studio revenues	14,937	14,769
Same-store revenues	169,441	173,756
Same-store office cash expenses	70,674	73,908
Straight-line rent	367	371
Share/unit-based compensation expense	12	16
Amortization of above/below-market ground leases, net	641	641
Same-store office expenses	71,694	74,936
Same-store studio cash expenses	9,424	9,770
Share/unit-based compensation expense	124	43
Same-store studio expenses	9,548	9,813
Same-store expenses	81,242	84,749

Same-store NOI	88,199	89,007
Non-same-store NOI	(5,541)	(3,455)
NOI	$82,658	$85,552

Hudson Pacific Properties, Inc.
Press Release

(1)    We evaluate performance based upon property Net Operating Income ("NOI") from continuing operations. NOI is not a measure of operating results or cash flows from operating activities or cash flows as measured by GAAP and should not be considered an alternative to income from continuing operations, as an indication of our performance, or as an alternative to cash flows as a measure of liquidity, or our ability to make distributions. All companies may not calculate NOI in the same manner. We consider NOI to be a useful performance measure to investors and management because when compared across periods, NOI reflects the revenues and expenses directly associated with owning and operating our properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing a perspective not immediately apparent from income from continuing operations. We calculate NOI as net income (loss) excluding corporate general and administrative expenses, depreciation and amortization, impairments, gains/losses on sales of real estate, interest expense, transaction-related expenses and other non-operating items. We define NOI as operating revenues (rental revenues, other property-related revenue, tenant recoveries and other operating revenues), less property-level operating expenses (external management fees, if any, and property-level general and administrative expenses). NOI on a cash basis is NOI adjusted to exclude the effect of straight-line rent and other non-cash adjustments required by GAAP. We believe that NOI on a cash basis is helpful to investors as an additional measure of operating performance because it eliminates straight-line rent and other non-cash adjustments to revenue and expenses.